Exhibit 10.17

Non-Employee Director Compensation

Non-Employee Director	Fee Per Board Meeting Attended	Equity Compensation	Committee Service Fees	Other
Michael Silverman	$1,250	*	$ 1,250 per Audit Committee meeting attended	$ 25,000 annual chairman fee
Larry Unruh	$1,250	*	$ 1,250 per Audit Committee meeting attended	$ 10,000 annual Audit Committee chair fee

			$ 1,000 per Compensation Committee meeting attended

			$ 1,000 per Stock Option Committee meeting attended
Hilton Isaacman (1)	—	*	—	None
D. Ross Hamilton	$1,250	*	$ 1,250 per Audit Committee meeting attended	None
			$ 1,000 per Compensation Committee meeting attended
			$ 1,000 per Stock Option Committee meeting attended

James Meyers	$1,250	*	$ 1,000 per Compensation Committee meeting attended	None
			$ 1,000 per Stock Option Committee meeting attended

*  Equity compensation is determined at the discretion of the Board of Directors.

(1)  Mr. Isaacman is a full time employee of Spescom Limited, South Africa